EXHIBIT 10.11
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                          FOURTH AMENDMENT TO
                      AMLI RESIDENTIAL PROPERTIES
                              OPTION PLAN

           WHEREAS, Amli Residential Properties Trust, a Maryland real estate investment trust (the "Trust"), has adopted and maintains the Amli Residential Properties Option Plan (the "Option Plan"); and

           WHEREAS, the Board of Trustees of the Trust has the authority to amend the Option Plan, subject to shareholder approval with respect to amendments that increase the number of Shares or Units (as such terms are defined in the Option Plan) eligible for awards under the Option Plan; and

           WHEREAS, the members of the Board of Trustees of the Trust now consider it desirable to amend the Option Plan to increase the number of Shares or Units eligible for awards under the Option Plan;

           NOW, THEREFORE, IT IS RESOLVED, that the Option Plan shall be, and it hereby is, amended, effective as of the date the shareholders of the Trust approve of this amendment by substituting the following for
Section 4.1 of the Option Plan:

                 "4.1.NUMBER OF SHARES AND UNITS SUBJECT TO OPTION. Subject to the adjustment provisions of Section 4.4, the aggregate number of

                 (a) Shares which may be subject to Share Options (whether as Incentive Share Options or Non-qualified Options), and

                 (b)  Units which may be subject to Unit Options,

           shall not exceed 3,450,000 Shares or 3,450,000 Units, or any combination of the foregoing. If, and to the extent, that Options granted under the Plan terminate, expire or are canceled for any reason without having been exercised, the Shares or Units reserved for issuance pursuant to the terminated, expired or canceled Option (and any Shares reserved in connection with the Conversion Rights of the Units) shall again be available for the granting of Options; provided that the granting and terms of such new Options shall in all respects comply with the provisions of the Plan. No Options to purchase fractional Shares or fractional Units shall be granted or issued under the Plan."


           BE IT FURTHER RESOLVED, that Sections 3.2(d) and 3.3(a) of the Option Plan shall be, and it hereby is, amended, effective as of the date the shareholders of the Trust approve this amendment, by adding the following at the end of each of such provisions: "provided that no such modification or cancellation and reissue may result in a change in the original exercise price other than through the application of the adjustment provisions of this plan."